Form N-SAR
Item 77 I
Terms of New or Amended Securities
The RBB Fund, Inc.

1.	On September 30, 2015, the Board of Directors authorized
the filing of the Articles Supplementary for the Boston
Partners Emerging Markets Long/Short Fund - Institutional
Shares. Articles Supplementary of Registrant for Class WWWWW shares of the Campbell Core Trend Fund are incorporated herein by reference to Post-Effective Amendment No. 182.

2.	On September 30, 2015, the Board of Directors authorized
the filing of the Articles Supplementary for the Boston
Partners Emerging Markets Long/Short Fund - Institutional
Shares. Articles Supplementary of Registrant for Class YYYYY shares of the Campbell Core Trend Fund are incorporated herein by reference to Post-Effective Amendment No. 182.

3.	On September 30, 2015, the Board of Directors authorized
the filing of the Articles Supplementary for the Summit
Global Investments U.S. Low Volatility Equity Fund - Class C
Shares. Articles Supplementary of Registrant for Class ZZZZZ shares of the Campbell Core Trend Fund are incorporated herein by reference to Post-Effective Amendment No. 184.